1 | P a g e December 2022 Capital Project Underway Cardinal has broken ground on the ICM’s Advanced Processing Package™ (APP) project. This capital job will provide operational benefits and enable us to produce PROTOMAX™, a yeast- enriched 50% protein animal feed. This package incorporated four of ICM’s technologies together: SMT™, FST™, FOT™ and TS4™. SMT™ maximizes the amount of starch exposed for conversion to ethanol while preserving right-sized particles for easier downstream separation. FST™ removes fiber from the process stream before fermentation. Whole stillage enters the FOT™ decanters where it undergoes 2 phases of separation, resulting in a suspended solids stream containing protein and a liquid stream. The liquid stream enters TS4™ where the remaining protein is separated. The suspended solids stream from FOT™ and the yeast protein from TS4™ are mixed and dried into PROTOMAX™ yeast-enriched 50% protein feed. We anticipate the completion of the project in Fall 2023. The APP project will create more value with high protein feed sales, maximize recovery of available corn oil, and decrease natural gas usage. During the November 2022 shutdown, we added 20 tie-in points to our process so pipe work can be completed while the plant runs. Distributions On November 15, 2022, the Board voted to make a $500 per unit distribution to members as of that date. That distribution was paid at the end of November. Remember to keep us updated with your current contact information so that we can get all information to you efficiently. When you call our office with any investor related questions, you will want to speak with Bill Dartt or Ashleigh Lawrence. Estimated Taxable Income Per Unit for Calendar Year 2022 As we mentioned in the Member Distribution letter you received in November, Cardinal Ethanol is a limited liability company that, for income tax purposes, passes its taxable income to its members. This means that each unit holder must report their prorated share of Cardinal’s taxable income on their personal tax return.

2 | P a g e As an aid to you for your 2022 tax planning, we are providing an ESTIMATE of company taxable income for the calendar year ending December 31, 2022. This ESTIMATE is not a guarantee of future results; it is only our best prediction and involves numerous assumptions, risks and uncertainties. Our actual results may differ. Our tax year is a calendar year, unlike our fiscal (financial) year. Thus, we have only ten months of actual financial results to make our estimate. Based on our preliminary financial results though, we anticipate you may have approximately $4,000 to $5,500 per membership unit of taxable income reported to you on your 2022 K-1 form for those of you that have held your units for the entire year. To determine the amount of the taxable income from Cardinal Ethanol, you will multiply the number of membership units you own times the above estimate. For example, 4 units x $4000 per membership unit = $16,000 taxable income from Cardinal Ethanol. If you owned your membership units or a portion of them for less than the entire calendar year, your share of company taxable income for those units will be pro-rated to you based on the number of days that you owned the units in 2022. The tax law affecting limited liability companies can be complex. Also, each of you will have a different tax situation and the amount you may owe will depend on that situation. Thus, it is extremely important, and we recommend, that you engage a highly qualified tax professional with experience in the complexities of pass-through entities to assist you with your taxes. This ESTIMATE of taxable income allocation does NOT represent the amount of the cash distribution you can expect. Fiscal Year Ended September 30, 2022, Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-K for the fiscal year ended September 30, 2022. Some of the highlights and key information from the fiscal year include:  Net income was approximately $85.7 million or about $5,868 per unit for the fiscal year ended September 30, 2022, compared to a net income of approximately $27.1 million or about $1,856 per unit for the same period in 2021.  We experienced an increase in ethanol gallons sold of 4.9% for the fiscal year ended September 30, 2022, as compared to the same period in 2021 resulting from increased ethanol production rates for the period.  The average price per gallon of ethanol sold for the fiscal year ended September 30, 2022, was approximately 36% higher than the average price for the same period in 2021, resulting primarily due to increased fuel demand and shipping disruptions. These were

3 | P a g e coupled with higher corn oil and corn prices during the period, attributing to the favorable price increase.  We experienced a decrease of 1.3% in DDGS sold for the fiscal year ended September 30, 2022, as compared to the same period in 2021 due to decreased DDGS production rates for the period.  DDGS prices were up approximately 12% for the fiscal year ended September 30, 2022, compared to the same period in 2021.  We experienced a decrease in corn oil sold of approximately 2% for the fiscal year ended September 30, 2022, as compared to the same period in 2021 resulting primarily from slightly lower corn oil yields during the current period.  Corn oil prices were up approximately 55% for the fiscal year ended September 30, 2022, compared to the same period in 2021 due to an increase in soybean oil prices and increased biodiesel production.  Our revenues from soybean sales increased for the fiscal year ended September 30, 2022, as compared to the same period in 2021. This increase is primarily a result of an increase in bushels sold of approximately 8%. This increase is primarily due to conducive market conditions for selling soybeans for the fiscal year ended September 30, 2022.  We used approximately the same amount of bushels of corn to produce our ethanol, distillers’ grain and corn oil in the fiscal year ended September 30, 2022, compared to the same period in 2021.  Corn prices increased approximately 19% for the fiscal year ended September 30, 2022, compared to the same period in 2021, primarily due a smaller crop carry out from 2021’s harvest and concerns that the anticipated planting acres for 2022 will be insufficient to compensate for the smaller 2021 crop along with increased export demand from China.  The cost of natural gas was approximately 79% higher for the fiscal year ended September 30, 2022, compared to the same period in 2021 due to increased demand, an increase in the price of crude oil and increased volatility in prices due to the Russian invasion of Ukraine.  During the fiscal year ended September 30, 2022, we purchased approximately 13% more bushels of soybeans compared to the same period in 2021 primarily due to a cash price that was conducive to producer selling.

4 | P a g e More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10- K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com Statements of Operations (Twelve Months Ended) 9/30/2022 9/30/2021 Revenues 546,691,371$ 404,002,166$ Cost of Goods Sold 460,306,891 369,373,828 Gross Profit 86,384,480 34,628,338 Operating Expenses 8,083,150 7,179,061 Operating Income 78,301,330 27,449,277 Other Income (Expense) 7,402,534 (339,399) Net Income 85,703,864$ 27,109,878$ Net Income (Loss) Per Unit 5,868$ 1,856$ Balance Sheets 9/30/2022 9/30/2021 Assets 188,955,828$ 151,938,925$ Current Liabilities 27,431,166$ 23,741,046$ Long Term Liabilities 14,254,170$ 3,460,301$ Member's Equity 147,270,492$ 124,737,578$ Total Liabilities & Member's Equity 188,955,828$ 151,938,925$ Book Value Per Share 10,083$ 8,540$ 4th Quarter 2022 Financial Results *

5 | P a g e Cardinal’s Employee Spotlight The quarter’s spotlight is on one of our Production Shift Supervisors, Brandon Kennedy. Brandon has been with Cardinal since 2017 when he started as a Process Operator. Over the years and through hard work and dedication, Brandon was promoted to Supervisor a couple years ago. Brandon is continually growing in his leadership role as he expands his knowledge of the process. He oversees his shift while working with his team on operational changes that make Cardinal more efficient. Brandon is a lifelong Union City resident and is raising his family here. Outside of work, Brandon enjoys coaching Union City High School sports and spending time with his wife and young children. We are thankful to employ folks that give great effort not only at Cardinal but also within our community. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.